                                                                    EXHIBIT (K)


                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         Discover Card Master Trust I
                       Series 1996-2 Monthly Statement
                     Class A Certificate CUSIP #25466KAW9
                     Class B Certificate CUSIP #25466KAX7


Trust Distribution Date: May 17, 1999   Due Period Ending:  April 30, 1999

Pursuant to the Series Supplement dated as of January 29, 1996 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.        Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
          -----------------------------------------------------------------------------------------------------------

          Series  1996-2                                          Total              Interest          Principal
              Class A      32 days at 5.146250000%            $4.574444444         $4.574444444       $0.000000000

              Class B      32 days at 5.286250000%            $4.698888889         $4.698888889       $0.000000000

2.        Principal Receivables at the end of the Due Period
          --------------------------------------------------
     (a)  Aggregate Investor Interest                        $20,624,749,676.00
          Seller Interest                                     $5,632,195,899.94

          Total Master Trust                                 $26,256,945,575.94


     (b)  Group One Investor Interest                        $18,074,749,676.00

     (c)  Group Two Investor Interest                         $2,550,000,000.00

     (d)  Series 1996-2 Investor Interest                       $947,369,000.00

     (e)  Class A Investor Interest                             $900,000,000.00

          Class B Investor Interest                              $47,369,000.00

3.        Allocation of Receivables Collected During the Due Period
          ----------------------------------------------------------

                                                                         Finance Charge           Principal                Yield
                                                                          Collections            Collections             Collections
     (a)  Allocation of Collections between Investor and Seller

          Aggregate Investor Allocation                                 $316,121,219.78       $3,022,278,825.29            $0.00

          Seller                                                         $84,742,614.59         $810,182,277.03            $0.00

     (b)  Group One Allocation                                          $277,252,259.81       $2,650,671,899.42            $0.00

     (c)  Group Two Allocation                                           $38,868,959.97         $371,606,925.87            $0.00

     (d)  Series 1996-2 Allocations                                      $14,440,317.91         $138,056,746.29            $0.00

     (e)  Class A Allocations                                            $13,718,362.14         $131,154,483.84            $0.00

          Class B Allocations                                               $721,955.77           $6,902,262.45            $0.00


4.        Information Concerning the Series Principal Funding Accounts ("SPFA")
          ---------------------------------------------------------------------
                              Deposits into the
                               SPFAs This          SPFA     Deposit Deficit   Investment
                               Due Period         Balance     Amount           Income
          Series 1996-2           $0.00           $0.00          0.00           $0.00

5.        Information Concerning Amount of Controlled Liquidation Payments
          ----------------------------------------------------------------
                                                                        Total Payments
                                   Amount Paid       Deficit Amount     Through This
                                  This Due Period    This Due Period     Due Period
          Series 1996-2                 $0.00               $0.00               $0.00

6.        Information Concerning the Series Interest Funding Accounts ("SIFA")
          --------------------------------------------------------------------
                                                 Deposits Into the
                                                   SIFAs This
                                                   Due Period         SIFA Balance
          Series 1996-2                         $4,339,581.67                  $0.00

7.        Pool Factors
          ------------
                                                                 This Due Period
          Class A                                                 1.00000000

          Class B                                                 1.00000000

8.        Investor Charged-Off Amount
          ---------------------------                                       Cumulative
                                                                       Investor Charged-Off
                                                 This Due Period              Amount
     (a)  Group One                            $86,442,427.02                 $0.00

     (b)  Group Two                            $12,118,664.92                 $0.00

     (c)  Series 1996-2                         $4,502,239.68                 $0.00

     (d)  Class A                               $4,277,146.44                 $0.00

          Class B                                 $225,093.24                 $0.00

9.        Investor Losses This Due Period
          -------------------------------                            Per $1,000 of
                                                                   Original Invested
                                                      Total            Principal
     (a)  Group One                                     $0.00            $0.00

     (b)  Group Two                                     $0.00            $0.00

     (c)  Series 1996-2                                 $0.00            $0.00

     (d)  Class A                                       $0.00            $0.00

          Class B                                       $0.00            $0.00

10.       Reimbursement of Investor Losses This Due Period
          ------------------------------------------------         Per $1,000 of
                                                                  Original Invested
                                                      Total           Principal
     (a)  Group One                                     $0.00          $0.00

     (b)  Group Two                                     $0.00          $0.00

     (c)  Series 1996-2                                 $0.00          $0.00

     (d)  Class A                                       $0.00          $0.00

          Class B                                       $0.00          $0.00

11.       Aggregate Amount of Unreimbursed Investor Losses
          ------------------------------------------------         Per $1,000 of
                                                                 Original Invested
                                                      Total          Principal
     (a)  Group One                                     $0.00          $0.00

     (b)  Group Two                                     $0.00          $0.00

     (c)  Series 1996-2                                 $0.00          $0.00

     (d)  Class A                                       $0.00          $0.00

          Class B                                       $0.00          $0.00

12.       Investor Monthly Servicing Fee Payable at the end of the Due Period
          -------------------------------------------------------------------
     (a)  Group One                                            $30,315,482.22

     (b)  Group Two                                             $4,250,000.00

     (c)  Series 1996-2                                         $1,578,948.33

     (d)  Class A                                               $1,500,000.00

          Class B                                                  $78,948.33

13.       Class Available Subordinated Amount at the end of the Due Period
          ----------------------------------------------------------------
                                                                    As a Percentage
                                                                      of Class A
                                                    Total           Invested Amount
          Series 1996-2 Class B                $104,210,590.00        11.5790%

14.       Total Available Credit Enhancement Amounts
          ------------------------------------------

                                                        Shared Amount    Class B Amount
          Maximum Amount                                      $0.00        $56,842,140.00

          Available Amount                                    $0.00        $56,842,140.00

          Amount of Drawings on Credit Enhancement
            for this Due Period                               $0.00                 $0.00

15.       Delinquency Summary
          -------------------

          End of Due Period Master Trust Receivables Outstanding        $26,675,706,815.58

                              Delinquent Amount      Percentage of Ending
          Payment Status      Ending Balance         Receivables Outstanding
          30-59 days            $628,092,799.56              2.35%

          60-179 days         $1,127,022,100.37              4.22%


                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee


                                   BY:
                                       ----------------------------
                                             Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1996-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of January 29, 1996 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1996-2 Master Trust Certificates for the Distribution Date occurring on May 17, 1999:

1.   Greenwood is Master Servicer under the Pooling and Servicing Agreement.

2.   The undersigned is a Servicing Officer of Greenwood as Master Servicer.

3.   The aggregate amount of Collections processed during the related Due
     Period is equal to                                                          $4,233,324,936.71

4.   The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                            $131,154,483.84

5.   The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                      $13,718,362.14

6a.  The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                      $0.00

6b.  The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                        $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                              $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                        $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                          $0.00

8.   The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                    $4,117,000.00

 9.   The aggregate amount of Class B Principal Collections processed during
      the related Due Period is equal to                                           $6,902,262.45

10.   The aggregate amount of Class B Finance Charge Collections processed
      during the related Due Period is equal to                                      $721,955.77

11a.  The aggregate amount of Class B Principal Collections recharacterized as
      Series Yield Collections during the related Due Period is equal to                   $0.00

11b.  The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                     $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a)  with respect to the Class B Required Amount Shortfall                           $0.00
           is equal to

      (b)  with respect to the Class B Cumulative Investor Charged-Off                     $0.00
           Amount is equal to

      (c)  with respect to the Class B Investor Interest is equal to                       $0.00

13.   The sum of all amounts payable to the Class B Certificateholders
      on the current Distribution Date is equal to                                   $222,581.67

14.   Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
      Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 17th day of May, 1999.



                                GREENWOOD TRUST COMPANY
                                     as Master Servicer

                                By:
                                   ------------------------------
                                Vice President, Chief Accounting Officer,
                                and Treasurer